Exhibit 99.1

Navarre Reports Strong Fiscal Third Quarter 2013 Results

Net Sales from Ongoing Business up 19% to $178 Million; Adjusted EBITDA up 32% to $5.4 Million

MINNEAPOLIS, MN – February 4, 2012 – Navarre Corp. (NASDAQ: NAVR) (“Navarre”), a vertically integrated, multi-channel platform of e-commerce services and distribution solutions for retailers and manufacturers, reported financial results for its fiscal third quarter ended December 31, 2012.

Fiscal Q3 2013 Highlights vs. Year-Ago Quarter

●	Consolidated net sales from ongoing business increased 19% to $178.3 million;

●	Net sales in the e-commerce sales channel increased 72% to $48.3 million;

●	Net sales from the distribution of consumer electronics and accessories (CE&A) increased 45% to $47.4 million;

●	Net sales from retail distribution in Canada increased 31% to $33.6 million;

●	Net income was $10,000 or $0.00 per share, compared to a net loss of $29.1 million or $(0.79) per share;

●	Adjusted EBITDA increased 32% to $5.4 million; and

●	Completed the acquisition of SpeedFC, significantly expanding e-commerce service capabilities and adding more than 30 major customers.

Fiscal Q3 2013 Results

Consolidated net sales from ongoing business in the fiscal third quarter of 2013 increased 19% to $178.3 million from $150.0 million in the year-ago quarter. The increase was approximately split evenly between Navarre's retail distribution segment and the e-commerce and fulfillment services segment, which includes the results of SpeedFC from November 20, 2012 through December 31, 2012. Including $3.5 million from the discontinued home video retail distribution business in the year-ago quarter, consolidated net sales in the fiscal third quarter of 2013 increased 16%.

Net sales in the distribution segment from ongoing business during the third quarter increased 6% to $156.9 million from $147.8 million in the year-ago quarter, primarily attributed to the company's key organic growth initiatives. Net sales in the e-commerce and fulfillment services segment increased significantly in the third quarter to $21.4 million from $2.2 million in the year ago quarter, primarily due to net sales contributed by the newly acquired SpeedFC and strong sales from Navarre's 3PL customers.

Adjusted gross margin (a non-GAAP term) in the third quarter decreased to 9.5% from 10.6% in the year-ago quarter, primarily due to lower gross margin in the retail distribution of software products (see “Use of Non-GAAP Financial Information” below, for further discussion).

Total adjusted operating expenses (a non-GAAP term) in the third quarter decreased 3% to $13.0 million from $13.4 million in the year-ago quarter, due to benefits the company continues to realize from its restructuring plan completed in fiscal 2012.

Net income in the third quarter was $10,000 or $0.00 per share, compared to a net loss of $29.1 million or $(0.79) per share in the year-ago quarter. The third quarter of fiscal 2013 included transaction and integration costs related to the acquisition of SpeedFC of $1.5 million.

Adjusted EBITDA (a non-GAAP term) in the third quarter increased 32% to $5.4 million, compared to $4.1 million in the year-ago quarter.

On November 20, 2012, Navarre completed the acquisition of SpeedFC, a leading provider of e-commerce services to online retailers and manufacturers, for closing consideration of $50 million, comprised of $25 million in cash and 17.1 million shares of Navarre common stock.

Nine Months Ended Fiscal 2013 Results

Consolidated net sales from ongoing business in the first nine months of fiscal 2013 increased 9% to $373.7 million from $344.1 million in the same year-ago period. Net sales in the distribution segment from ongoing business was essentially flat during the first nine months of fiscal 2013 to $340.5 million, while the e-commerce and fulfillment services segment achieved a 576% increase in net sales to $33.2 million in the same year-ago period. E-Commerce and fulfillment services now includes the results of SpeedFC, which was acquired on November 20, 2012.

Adjusted EBITDA in the first nine months of fiscal 2013 increased 35% to $8.2 million, compared to $6.1 million in the same year-ago period.

Management Commentary

“The momentum we created in the first half of our fiscal year has continued in the third quarter,” said Richard Willis, president and CEO of Navarre. “We realized strong results in all three of our targeted organic growth initiatives, e-commerce sales channel, CE&A and Canada, which had double-digit organic growth of 72%, 45% and 31%, respectively.

“The integration of SpeedFC rounds out our end-to-end retail distribution and e-commerce services platform. Our two new strategically located distribution and fulfillment facilities allow us to efficiently deliver products to customers and consumers while reducing costs and ensuring a high level of service. We are making strategic investments in these facilities where we see opportunities for significant costs savings, such as creating a highly automated facility in Columbus. We estimate investments like these could increase our throughput by up to five times what it is today, while increasing accuracy and delivery timeliness.

“Our team has executed upon all of the major strategic initiatives we identified roughly fifteen months ago,” concluded Willis. “This gives us great confidence that our overall growth strategy is well on track. In future quarters, we will continue to focus on driving organic growth in our retail distribution business, aggressively grow our e-commerce and fulfillment business by leveraging our SpeedFC assets, and work diligently to take out costs.”

Outlook for Fiscal 2013 and 2014

The company's guidance for fiscal 2013, which was updated on November 20, 2012, remains on target, with net sales expected between $480 million and $500 million, and adjusted EBITDA expected between $9.0 and $11.0 million. While SpeedFC will contribute revenue to the remainder of Navarre's fiscal year, its adjusted EBITDA is seasonal and a large portion was generated prior to its acquisition.

During fiscal year 2014, Navarre will have the benefit of consolidating SpeedFC's peak season financial results. The company continues to anticipate that net sales for fiscal year 2014 will be between $530 and $560 million, and adjusted EBITDA of between $17 million and $21 million.

Conference Call

Navarre will host a conference call tomorrow, Tuesday, February 5, 2013 at 11:00 a.m. Eastern time to discuss its fiscal third quarter 2013 results. President and CEO Richard Willis and CFO Diane Lapp will host the call, followed by a question and answer period.

Date: Tuesday, February 5, 2013

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Dial-In Number: 1-800-299-7635

Passcode: 73694160

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the “Investors” section of the company's website at www.Navarre.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through February 12, 2013.

Toll-free replay number: 1-888-286-8010

Replay passcode: 14735499

About Navarre Corporation

Founded in 1983, Navarre® provides a vertically integrated, multi-channel platform of e-commerce services and distribution solutions to retailers and manufacturers. The company uniquely offers retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment, and third party logistics services. Navarre is headquartered in Minneapolis, Minnesota. For additional information, please visit the company's website at www.Navarre.com.

Use of Non-GAAP Information

In evaluating the company's financial performance and operating trends, management considers information concerning the company's net sales before inter-company eliminations, and earnings before interest, taxes, depreciation, amortization, share-based compensation expense and restructuring charges from continuing operations, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company's management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company's website at www.Navarre.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company's customers and vendors; the company's revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company's business; the company's ability to adapt to the changing demands of its customers; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and infrastructure; the company's dependence on significant vendors; the uncertain results of developing new software products;the company's ability to meet significant working capital requirements; and the company's ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company's reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company's proxy materials filed October 10, 2012, and November 2, 2012, the company's Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC's other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC's public reference rooms.

NAVARRE CORPORATION

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Unaudited)
	Preliminary
	December 31,	December 31,	March 31,
	2012	2011	2012
Assets:
Current assets:
Cash	$62	$1,882	$5,600
Accounts receivable, net	123,251	92,144	47,935
Inventories	39,018	32,784	28,850
Deferred tax assets — current, net	1,441	3,462	1,580
Other	2,621	2,603	2,211
Total current assets	166,393	132,875	86,176
Property and equipment, net	11,441	7,534	6,868
Goodwill and intangible assets, net	55,475	1,675	1,547
Deferred tax assets — non-current, net	9,028	13,874	18,450
Other assets	7,687	8,936	8,335
Total assets	$250,024	$164,894	$121,376
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$141,423	$112,855	$73,421
Revolving line of credit	17,432	-	-
Other	24,726	7,447	6,642
Total current liabilities	183,581	120,302	80,063
Long-term liabilities:
Other liabilities	4,473	1,629	1,497
Total liabilities	188,054	121,931	81,560

Shareholders’ equity	61,970	42,963	39,816
Total liabilities and shareholders’ equity	$250,024	$164,894	$121,376

NAVARRE CORPORATION

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2012	2011	2012	2011
Net sales
Distribution	$156,856	$151,298	$340,476	$359,167
Ecommerce and fulfillment services	21,428	2,199	33,212	4,914
Total net sales	178,284	153,497	373,688	364,081
Cost of sales
Distribution	143,045	144,137	306,280	325,900
Ecommerce and fulfillment services	18,238	1,832	28,384	4,658
Total cost of sales	161,283	145,969	334,664	330,558
Gross profit
Distribution	13,811	7,161	34,196	33,267
Ecommerce and fulfillment services	3,190	367	4,828	256
Total gross profit	17,001	7,528	39,024	33,523
Operating expenses:
Selling and marketing	5,312	5,701	13,805	15,749
Distribution and warehousing	2,394	2,685	5,907	7,623
General and administrative	4,544	5,016	10,653	14,162
Information technology	1,533	1,516	3,661	4,047
Depreciation and amortization	760	771	2,248	2,283
Goodwill and intangible impairment	-	5,996	-	5,996
Total operating expenses	14,543	21,685	36,274	49,860
Income (loss) from operations	2,458	(14,157)	2,750	(16,337)
Other income (expense):
Interest income (expense), net	(325)	(292)	(586)	(873)
Other income (expense), net	(503)	(171)	(602)	(501)
Income (loss) from operations, before income tax	1,630	(14,620)	1,562	(17,711)
Income tax benefit (expense)	(1,620)	(14,457)	(1,635)	(13,242)
Net income (loss)	$10	$(29,077)	$(73)	$(30,953)
Earnings (loss) per common share:
Basic	$-	$(0.79)	$-	$(0.84)
Diluted	$-	$(0.79)	$-	$(0.84)
Weighted average shares outstanding:
Basic	44,883	36,977	39,749	36,805
Diluted	45,026	36,977	39,749	36,805

Other comprehensive income (loss):
Net unrealized gain (loss) on foreign exchange rate translation, net of tax	76	145	159	(122)
Comprehensive income (loss)	$86	$(28,932)	$86	$(31,075)

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended December 31,				Nine Months December 31,
	2012	%	2011	%	2012	%	2011	%
Net sales:
Distribution
Software	$107,638	60.4%	$104,359	68.0%	$249,838	66.9%	$258,413	71.0%
Consumer electronics and accessories	47,363	26.6%	32,640	21.3%	83,863	22.4%	59,682	16.4%
Video games	1,855	1.0%	10,785	7.0%	6,775	1.8%	21,137	5.8%
Home video	-	0.0%	3,514	2.3%	-	0.0%	19,935	5.5%
	156,856	88.0%	151,298	98.6%	340,476	91.1%	359,167	98.7%
Ecommerce and fulfillment services	21,428	12.0%	2,199	1.4%	33,212	8.9%	4,914	1.3%
Net sales as reported	$178,284		$153,497		$373,688		$364,081

Operating income (loss)
Distribution	$499		$(13,980)		$21		$(15,045)
Ecommerce and fulfillment services	1,959		(177)		2,729		(1,292)
Consolidated operating income (loss)	$2,458		$(14,157)		$2,750		$(16,337)

Net Sales by Geographic Region
United States	$144,666		$127,904		$311,268		$319,407
International	33,618		25,593		62,420		44,674
Net Sales as reported	$178,284		$153,497		$373,688		$364,081

Net Sales by Sales Channel
Retail	$129,943		$125,329		$289,665		$307,460
E-commerce	48,341		28,168		84,023		56,621
Net Sales as reported	$178,284		$153,497		$373,688		$364,081

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma Income from Continuing Operations Before Income Tax for the Three Months Ended December 31,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended December 31,				Three Months Ended December 31,
	2012	% of sales	2011	% of sales	2012	% of sales	2011	% of sales
Net sales	$178,284		$153,497		$178,284		$153,497
Gross profit (1)	17,001	9.5%	7,528	4.9%	17,001	9.5%	16,322	10.6%
Operating expenses (2)	14,543	8.2%	21,685	14.1%	13,017	7.3%	13,428	8.7%
Income (loss) from operations	2,458		(14,157)		3,984		2,894
Other (expense), net	(828)		(463)		(828)		(463)
Income (loss) before income tax	$1,630		$(14,620)		$3,156		$2,431

	Three Months Ended December 31,
	2012	2011

(1) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$-	$1,728
Software development impairment	-	1,238
Prepaid royalties impairment	-	5,826
Restructuring and transaction costs	-	2
Total adjustments	$-	$8,794

(2) Pro forma adjustments to operating expenses consist of the following:
Restructuring and transaction costs	$(1,526)	$(2,261)
Goodwill and intangible impairment	-	(5,996)
Total adjustments	$(1,526)	$(8,257)

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Net income (loss), as reported	$10	$(29,077)	$(73)	$(30,953)
Interest expense, net	325	292	586	873
Income tax expense	1,620	14,457	1,635	13,242
Depreciation and amortization	1,257	883	2,884	2,782
Foreign translation loss	388	172	493	501
Share-based compensation	245	278	705	702
Restructure expenses	-	17,051	-	18,908
Transaction and transition costs	1,526	-	1,926	-
Adjusted EBITDA	$5,371	$4,056	$8,156	$6,055

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

NAVR@liolios.com